UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2024

BLINK CHARGING CO.
(Exact name of registrant as specified in its charter)

Nevada	001-38392	03-0608147
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5081 Howerton Way, Suite A Bowie, Maryland	20715
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 521-0200

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	BLNK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

Blink Charging Co.

December 12, 2024

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2024, Martha J. Crawford was elected to our Board of Directors effective December 12, 2024. Dr. Crawford is an international businesswoman and recognized expert on technological innovation. She brings corporate C-suite experience from the environmental services and energy sectors, as well as a decade of environmental policy experience, making her highly qualified to serve on our Board.

Dr. Crawford, age 57, has been an Operating Partner at Macquarie Asset Management, the world’s largest private equity fund in the environmental infrastructure domain, since October 2021. From 2016 to 2021, Dr. Crawford worked in academia, teaching corporate governance and energy innovation for three years on the faculty of Harvard Business School (2016 to 2019), and serving for two years as Dean of the Jack Welch College of Business & Technology at Sacred Heart University (2019 to 2021).

From 1997 to 2016, Dr. Crawford lived and worked in Paris, France. From 1998 to 2007, she served as principal administrator of the Organization for Economic Cooperation and Development’s Environmental Performance Review program. From 2007 to 2016, she served as Chief Technology Officer for several large multinational companies, including Air Liquide (2007 to 2011), a leader in industrial gases and decarbonization technologies, and Orano (2011 to 2015), a leader in nuclear and renewable energies.

Dr. Crawford has previously served on the boards of several French multinational companies, including Altran Technologies (engineering and R&D services), Ipsen SA (biopharmaceutical) and Suez SA (water and waste management, and decentralized energy). Since October 2021, she has served on the board of LRS, a waste management and recycling company based in Chicago, Illinois, and on the board of DTG, a waste recycling company based in Seattle, Washington. She also serves on the boards of the Health Effects Institute (Boston) and the Energy Transition Institute (Amsterdam). She served on the board of the International Risk Governance Council, based in Lausanne, Switzerland, from 2016 to 2024.

Dr. Crawford holds an MS and a Ph.D. in environmental engineering from Harvard University, where she was a National Science Foundation Fellow. She also holds an M.B.A. from the French Collège des Ingénieurs and an Executive Certificate in Private Equity and Venture Capital from Columbia Business School.

Dr. Crawford has not participated in any transactions with our company nor are there currently any proposed transactions requiring disclosure pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. There is also no arrangement or understanding between Dr. Crawford and our company pursuant to which she was elected to our Board of Directors. In addition, there are no family relationships between Dr. Crawford and any of our executive officers or other directors.

Our Board of Directors has determined that Dr. Crawford is “independent,” as independence is defined in the listing rules for the Nasdaq Stock Market.

With the addition of Dr. Crawford, our Board of Directors will consist of seven members.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLINK CHARGING CO.

Date: December 18, 2024	By:	/s/ Brendan S. Jones
	Name:	Brendan S. Jones
	Title:	Chief Executive Officer